CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees
Republic Portfolios:

We consent to the use of our report, dated December 12, 1997, incorporated herein by reference and to the reference to our firm under the caption "Independent Auditors" in the statements of additional information.


                                                        KPMG


Toronto, Ontario
February 25, 1998